Exhibit 10.1

INCREASE JOINDER

This INCREASE JOINDER, dated as of June 1, 2017 (this “Increase Joinder”), by and among LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, as Borrower (the “Borrower”), CITIZENS BANK, N.A., as joint lead arranger, joint bookrunner, syndication agent and an incremental lender (“Citizens Bank”) and ING Capital LLC, as joint lead arranger, joint bookrunner, documentation agent and an incremental lender (together with Citizens Bank, collectively, the “Incremental Lenders”)  is entered into with respect to that certain Amended and Restated Credit Agreement, dated as of November 19, 2014 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, LANDMARK INFRASTRUCTURE PARTNERS LP, the banks and other financial institutions from time to time party thereto as lenders (the “Lenders”), SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”) and the other agents party thereto.

A.

Section 2.22 of the Credit Agreement provides that the Borrower may, from time to time, request Incremental Commitments in an aggregate amount not to exceed $200,000,000 subject to adjustments as set forth therein and subject to the terms and conditions set forth therein.

B.

The Borrower desires to incur Incremental Commitments pursuant to Section 2.22 of the Credit Agreement in an aggregate principal amount of $85,000,000 (the “Incremental Facility”), which will be used by the Borrower and its subsidiaries from time to time in accordance with Section 5.9 of the Credit Agreement.

C.	The Incremental Lenders desire to provide Incremental Commitments in the several amounts set forth on Schedule A hereto.
D.	Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1.Increase Joinder.

A.This Increase Joinder is an “instrument of joinder” referenced in Section 2.22(c)(i) of the Credit Agreement.  The Borrower, the Administrative Agent and the Incremental Lenders hereby agree that the Incremental Commitments shall become effective upon the satisfaction of the conditions set forth in Section 2 hereof (the date on which such conditions are satisfied, the “Increase Amount Date”).

B.The Borrower, the Administrative Agent and the Incremental Lenders hereby agree that the Incremental Commitments and Revolving Loans made with respect thereto shall have terms identical to those of the existing Revolving Commitments and the existing Revolving Loans (other than with respect to upfront fee pricing).  After giving effect hereto on the Increase Amount Date, the Incremental Commitments shall be deemed to be Revolving Commitments and the

Revolving Commitments shall be deemed increased by the amount of the Incremental Facility.  Each Incremental Lender’s Incremental Commitment shall be in the amount set forth on Schedule A hereto.  The Revolving Commitments of the existing Lenders and the Incremental Lenders shall be adjusted as provided in Section 2.22(c) of the Credit Agreement and as further provided on Schedule A hereto.

SECTION 2.Conditions Precedent.  The occurrence of the Increase Amount Date is subject to the following conditions:

A.the Administrative Agent shall have received signature pages for this Increase Joinder from the Borrower, the Guarantors and the Incremental Lenders;

B.the Administrative Agent shall have received from the Borrower (i) a certificate of a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in Section 2.22(a) of the Credit Agreement (including, for the avoidance of doubt, the conditions set forth in Section 3.2 of the Credit Agreement) has been satisfied and attaching evidence of appropriate corporate authorization on the part of the Borrower with respect to the Incremental Facility and authorizing the execution, delivery and performance of this Increase Joinder and the transactions contemplated hereby and (ii) an opinion of counsel of the Borrower with respect to the Incremental Facility, in form and substance reasonably acceptable to the Administrative Agent;

C.the Borrower shall have provided written notice of its request for the Incremental Facility, which notice shall include all such information required by Section 2.22(b) of the Credit Agreement and shall have been delivered to the Administrative Agent at least ten (10) Business Days (or such shorter period as agreed by the Administrative Agent) prior to the Increase Amount Date;

D.The Borrower shall have paid all amounts owed pursuant to Section 2.13 of the Credit Agreement in connection with the provision of the Incremental Commitments;

E.The Borrower shall have paid all amounts owed pursuant to Section 8 hereof; and

F.The Borrower shall have paid to the Administrative Agent, for the benefit of each Incremental Lender, a fee equal to 0.50% of the aggregate amount of each such Incremental Lender’s Incremental Commitment on the Increase Amount Date; and the Borrower shall have paid to SunTrust Robinson Humphrey, Inc., as lead arranger with respect to this Increase Joinder, such fees as the Borrower and SunTrust Robinson Humphrey, Inc. have separately agreed to.

SECTION 3.Post-Closing. Within fifteen (15) days of the Increase Amount Date, or such later date as the Administrative Agent shall agree in its sole discretion, the Administrative Agent shall have received all original certificates evidencing all issued and outstanding shares of Capital Stock of the Subsidiaries owned by a Loan Party (subject in all respects to the definition of Excluded Assets) and not delivered to the Agent prior to the date hereof, together with stock or membership interest powers or other appropriate instruments of transfer executed in blank.

SECTION 4.Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and each of the Lenders that the execution, delivery and performance by

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the Borrower of this Increase Joinder is within the Borrower’s organizational powers and has been duly authorized by all necessary organizational action on the part of the Borrower.  This Increase Joinder has been duly executed and delivered by the Borrower and constitutes, a valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.  The execution, delivery and performance by the Borrower of this Increase Joinder will not violate any Requirement of Law in any material respect, will not violate or result in a default under any Material Agreement of any Loan Party or any of such Person’s assets or give rise to a right thereunder to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.Credit Agreement.  Except as specifically provided hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the Increase Amount Date, any reference to the Credit Agreement in any Loan Document shall mean the Credit Agreement as modified hereby.  This Increase Joinder shall be a Loan Document for all purposes.

SECTION 6.Applicable Law.  This Increase Joinder shall be construed in accordance with and governed by the law (without giving effect to the conflicts of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

SECTION 7.Counterparts.  This Increase Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.  Delivery of an executed signature page of this Increase Joinder by facsimile or “pdf file” transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.Expenses.  The Borrower agrees to reimburse the Administrative Agent for the reasonable out-of-pocket expenses incurred by it in connection with this Increase Joinder, including the reasonable and documented fees, charges and disbursements of Sidley Austin LLP, counsel for the Administrative Agent.

SECTION 9.Affirmation of Guarantors.  Each of the undersigned Guarantors consents to the increase in the Aggregate Commitments and ratifies and confirms that the Guaranty and Security Agreement executed by it and each other Loan Document executed by it continues in full force and effect and is not released, diminished, impaired, reduced, or otherwise adversely affected, and all of its obligations thereunder are hereby ratified and confirmed.  Without limiting the foregoing, each Guarantor affirms that all Obligations under the Credit Agreement as modified by the increase in Aggregate Commitments herein contained are included in the “Obligations” as defined in the Guaranty.

SECTION 10.Headings.  The Section headings used herein are for convenience of reference only, are not part of this Increase Joinder and are not to affect the construction of, or to be taken into consideration in interpreting, this Increase Joinder.

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IN WITNESS WHEREOF, the parties hereto have caused this Increase Joinder to be duly executed by their respective authorized officers as of the day and year first written above.

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, as Borrower

By:		/s/ George P. Doyle
	Name:	George Doyle
	Title:	Chief Financial Officer

GUARANTORS:

LANDMARK INFRASTRUCTURE PARTNERS LP,

By:	Landmark Infrastructure Partners GP LLC,
its general partner

	By:	/s/ George P. Doyle
	Name:	George Doyle
	Title:	Chief Financial Officer

[Signature Page to Incremental Joinder]

LANDMARK INFRASTRUCTURE ASSET OPCO LLC

LANDMARK INFRASTRUCTURE OPCO-R LLC

LANDMARK PR ACQUISITION COMPANY LLC

LD ACQUISITION COMPANY LLC

LD ACQUISITION COMPANY 2 LLC

LD ACQUISITION COMPANY 5 LLC

LD ACQUISITION COMPANY 6 LLC

LD ACQUISITION COMPANY 7 LLC

LD ACQUISITION COMPANY 11 LLC

LD ACQUISITION COMPANY 12 LLC

MCCRARY HOLDINGS I, LLC

MD7 FUNDING ONE, LLC

MD7 CAPITAL THREE, LLC

VERUS MANAGEMENT TWO, LLC

By:	/s/ George P. Doyle
Name:	George Doyle
Title:	Chief Financial Officer

[Signature Page to Incremental Joinder]

Citizens Bank, N.A.,
as Joint Lead Arranger, Joint Bookrunner, Syndication Agent and an Incremental
Lender

By:	/s/ Kerri Colwell
Name: Kerri Colwell
Title: Senior Vice President

[Signature Page to Incremental Joinder]

ING Capital LLC,
as Joint Lead Arranger, Joint Bookrunner, Documentation Agent and an Incremental
Lender

By:	/s/ Valtin Gallani
Name: Valtin Gallani
Title: Director

By:	/s/ Pam Rothweiler
Name: Pam Rothweiler
Title: Managing Director

[Signature Page to Incremental Joinder]

Acknowledged and Accepted by:

SUNTRUST BANK,
as Administrative Agent

By:		/s/ Samantha Sanford
	Name:	Samantha Sanford
	Title:	Vice President

[Signature Page to Incremental Joinder]

Schedule A

Incremental Commitments and Resulting Revolving Commitments

Incremental Commitments:

Lender	Incremental Commitment
Citizens Bank	$50,000,000
ING	$35,000,000
Total	$85,000,000

A-1

Revolving Commitments:

Lender	Existing Revolver	Incremental Commitment	New Revolver	% Total
SunTrust Bank	$50,000,000		$50,000,000	13.6%
Texas Capital Bank	50,000,000		50,000,000	13.6%
Citizens Bank	-	$50,000,000	50,000,000	13.6%
Raymond James	40,000,000		40,000,000	10.9%
Green Bank	35,000,000		35,000,000	9.5%
ING	-	35,000,000	35,000,000	9.5%
City National Bank	32,000,000		32,000,000	8.7%
Cadence Bank	30,000,000		30,000,000	8.2%
Royal Bank of Canada	25,000,000		25,000,000	6.8%
LegacyTexas Bank	20,000,000		20,000,000	5.4%
Total	$282,000,000	$85,000,000	$367,000,000	100.0%

A-2